Exhibit 2.1

AMENDMENT AGREEMENT

TO THE COMBINATION AND STOCK PURCHASE AGREEMENT

This Amendment Agreement to the Combination and Stock Purchase Agreement (this “Amendment Agreement”) is entered into effective as of September 23rd, 2019 in connection with that certain Combination and Stock Purchase Agreement dated as of August 2, 2019 (the “BCA”) by and among DD3 Acquisition Corp., a British Virgin Islands company, as buyer (“Buyer”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Campalier”), Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Forteza”), and Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Strevo”, and together with Campalier and Forteza, “Sellers”), Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BWM”), BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”, and together with BWM, the “Companies”), and DD3 Mex Acquisition Corp., S.A. de C.V., (“DD3 Mexico” or “Buyer’s Representative”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the BCA.

WHEREAS, pursuant to Section 12.4 of the BCA, the BCA may be amended or modified by an instrument in writing signed by the party against which such amendment or waiver is sought to be enforced.

NOW, THEREFORE, in consideration of the agreements contained herein, the parties hereto hereby agree as follows:

FIRST. The term “Companies Valuation” included under Article I of the BCA is hereby amended and restated in its entirety to read as follows:

“Companies Valuation” means the amount of $317,000,000 (three hundred and seventeen million dollars).

SECOND. This Amendment Agreement shall be governed and interpreted in accordance with the Federal Laws of Mexico.

THIRD. For everything related to the interpretation and compliance of this Amendment Agreement, the parties expressly submit to the jurisdiction and competence of the courts located in Mexico City, México, waiving to any other jurisdiction that may correspond by reason of their current or future domicile.

FOURTH. Except as otherwise provided in this Amendment Agreement, all of the provisions of the BCA shall remain in full force and effect.

FIFTH. This Amendment Agreement may be executed and delivered in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[INTENTIONALLY LEFT BLANK SIGNATURE PAGES FOLLOW]

DD3 Mex Acquisition Corp., S.A. DE C.V.

/s/ Martín Máximo Werner Wainfeld
Name: Martín Máximo Werner Wainfeld
Title: Attorney-in-fact

DD3 Acquisition Corp.

/s/ Martín Máximo Werner Wainfeld
Name: Martín Máximo Werner Wainfeld
Title: Attorney-in-fact

Signature page to the AMENDMENT AGREEMENT TO THE COMBINATION AND STOCK PURCHASE AGREEMENT by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of September 23rd, 2019

Campalier, S.A. DE C.V.

/s/ Luis Germán Campos Orozco
Name: Luis Germán Campos Orozco
Title: Attorney-in-fact

Strevo, S.A. DE C.V.

/s/ Luis Germán Campos Orozco
Name: Luis Germán Campos Orozco
Title: Attorney-in-fact

Betterware de México, S.A. DE C.V.

/s/ Luis Germán Campos Orozco
Name: Luis Germán Campos Orozco
Title: Attorney-in-fact

BLSM Latino América Servicios, S.A. DE C.V.

/s/ Luis Germán Campos Orozco
Name: Luis Germán Campos Orozco
Title: Attorney-in-fact

Signature page to the AMENDMENT AGREEMENT TO THE COMBINATION AND STOCK PURCHASE AGREEMENT by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of September 23rd, 2019

Promotora Forteza, S.A. DE C.V.

/s/ Bernardo Luis Guerra Treviño
Name: Bernardo Luis Guerra Treviño
Title: Attorney-in-fact

Promotora Forteza, S.A. DE C.V.

/s/ Daniel Valdez Franco
Name: Daniel Valdez Franco
Title: Attorney-in-fact

Signature page to the AMENDMENT AGREEMENT TO THE COMBINATION AND STOCK PURCHASE AGREEMENT by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of September 23rd, 2019